                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Trammell Crow Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             TRAMMELL CROW COMPANY

                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201

                                                                  April 22, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Trammell Crow Company to be held on May 21, 1998, at 2:00 p.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a Form of Proxy for use in voting at the meeting, and an Annual Report for Trammell Crow Company.

    At the Annual Meeting, you will be asked (i) to elect three directors of the Company; (ii) to ratify the selection of Ernst & Young LLP as the independent accountants for the Company for the fiscal year ending December 31, 1998; (iii) to approve the Trammell Crow Company Employee Stock Purchase Plan, as adopted by the Board of Directors; and (iv) to act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

    We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your shares be represented at the meeting.

                                          Very truly yours,

                                          George L. Lippe
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT
    All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage paid envelope. Returning your Proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the Proxy.

                             TRAMMELL CROW COMPANY
                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 21, 1998

                            ------------------------

    PLEASE TAKE NOTICE THAT the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Trammell Crow Company, a Delaware corporation (the "Company"), will be held on May 21, 1998, at 2:00 p.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201, to consider and vote on the following matters:

    (1) Election of three directors of the Company to serve until the annual meeting of the Company's stockholders in 2001 and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office.

    (2) Ratification of the selection of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 1998.

    (3) The approval of the Trammell Crow Company Employee Stock Purchase Plan.

    (4) Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    The close of business on April 15, 1998, has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company's offices at the address on this notice and at the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Derek R. McClain

                                          SECRETARY

Dallas, Texas

                             TRAMMELL CROW COMPANY

                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201
                                 (214) 863-3000

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The Board of Directors of Trammell Crow Company requests your Proxy for use at the Annual Meeting of Stockholders to be held on May 21, 1998, at 2:00 p.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the form of Proxy were first mailed to stockholders of the Company on or about April 22, 1998.

    This solicitation of proxies is made by the Board of Directors of the Company and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

    If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the Proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

                               VOTING AND QUORUM

    The only outstanding voting securities of the Company are its shares of common stock, par value $.01 per share ("Common Stock"). On April 15, 1998, the record date for the Annual Meeting, there were 33,911,416 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

    Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the record date, shall constitute a quorum at the Annual Meeting. The chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient Proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient Proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient Proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient Proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received voting instructions with respect to a particular item.

                  PROPOSAL ONE--ELECTION OF CLASS I DIRECTORS

    The Board of Directors has designated Messrs. George L. Lippe, Rowland T. Moriarty and Robert E. Sulentic as nominees for election as Class I Directors of the Company at the Annual Meeting (each, a "Nominee"). If elected, each Nominee will serve until the expiration of his term at the annual meeting of the Company's stockholders in 2001 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see "Directors."

    The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

REQUIRED VOTE AND RECOMMENDATION

    The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of each of the Nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                                   DIRECTORS

    The following tables sets forth certain information regarding the Director Nominees and continuing Directors of the Company:

                                                                                                              DIRECTOR'S
NAME OF NOMINEE                           AGE                               TITLE                             TERM ENDING
------------------------------------      ---      -------------------------------------------------------  ---------------
George L. Lippe.....................          43   Chief Executive Officer, President and Director                  1998
Rowland T. Moriarty.................          51   Director                                                         1998
Robert E. Sulentic..................          41   Executive Vice President, National Director of                   1998
                                                     Development and Investment and Director

    GEORGE L. LIPPE has been the President, Chief Executive Officer and a director of the Company since its inception and has served as President and Chief Executive Officer of Trammell Crow Company, a Texas corporation and the Company's predecessor (the "Predecessor Company") since January 1996. From 1995 to 1996, Mr. Lippe served as Executive Vice President of Operations of the Predecessor Company. From 1990 to date, Mr. Lippe has served as President and Chief Executive Officer of the Predecessor Company's Midwest Region. Mr. Lippe has served in various other capacities with the Predecessor Company since 1978.

    ROWLAND T. MORIARTY has been a director of the Company since December 1997. Mr. Moriarty has served as Chairman and Chief Executive Officer of Cubex Corporation, a consulting firm, since 1992. From 1981 to 1992, Mr. Moriarty served as a professor at the Harvard Business School. Mr. Moriarty is a member of the Board of Directors of Staples Inc., an office supply retailer.

    ROBERT E. SULENTIC has been a director of the Company since December 1997 and has served as the Company's Executive Vice President and National Director of Development and Investment since July 1997 and President of Trammell Crow NE, Inc., since 1995. Mr. Sulentic has served on the Predecessor Company's Operating Committee and as Chairman of its Development Committee since 1994. From 1991 to 1994, Mr. Sulentic served as Managing Director in charge of Trammell Crow Company's Philadelphia Division. From 1987 to 1990, Mr. Sulentic served as the Partner in charge of the Predecessor Company's New Jersey Division. Mr. Sulentic served in Houston as a Marketing Director for the Predecessor Company in 1986 and 1987 and as a Leasing Agent in 1984 and 1985.

                                                                                                              DIRECTOR'S
NAME OF CONTINUING DIRECTOR               AGE                               TITLE                             TERM ENDING
------------------------------------      ---      -------------------------------------------------------  ---------------
James D. Carreker...................          50   Director                                                         1999
William F. Concannon................          42   President and Chief Executive Officer of Trammell Crow           2000
                                                     Corporate Services, Inc. and Director
Harlan R. Crow......................          48   Director                                                         1999
James R. Erwin......................          53   Director                                                         2000
Jeffery M. Heller...................          58   Director                                                         1999
J. McDonald Williams................          56   Chairman of the Board of Directors                               2000

    JAMES D. CARREKER has been a director of the Company since December 1997. Mr. Carreker has served as Chairman of the Board and Chief Executive Officer of Wyndham International, Inc. and a Director of Patriot American Hospitality, Inc. since January 1998, Mr. Carreker assumed these positions in connection with the merger with and into Patriot Hospitality, Inc. of Wyndham Hotel Corporation, for which he has served as President and Chief Executive Officer since May 1988. He also served as Chief Executive Officer of the Predecessor Company from August 1994 to December 1995.

    WILLIAM F. CONCANNON has been a director of the Company since December 1997 and has served as the President and Chief Executive Officer of Trammell Crow Corporate Services since July 1991. Mr. Concannon has served as a Member of the Board of Directors of the Predecessor Company since 1991. He joined the Predecessor Company as Vice President of National Marketing in 1986 and in 1990 became Director and Partner in charge of Trammell Crow Corporate Services. In 1994 Mr. Concannon established the Company's Canadian Corporate Services business under the name Primaris Corporate Services, Ltd.

    HARLAN R. CROW has been a director of the Company since its inception. Mr. Crow is the Chief Executive Officer of Trammell Crow Interests Company, d/b/a Crow Family Holdings, a private investment company managing investments in a variety of real estate-related and other businesses, a position he has held since 1986. Mr. Crow currently serves as a Director of Patriot American Hospitality, Inc. In any given year within the past five years, Mr. Crow has indirectly owned interests in over 1,000 partnerships (or affiliates of partnerships) or corporations. In the past five years, Mr. Crow was a general partner in approximately 23, and an officer or director in approximately 69, partnerships or corporations, or affiliates of such partnerships or corporations, that filed for protection under federal bankruptcy laws. In addition, in the past five years, Mr. Crow was an executive officer or director in approximately 12 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership. Pursuant to a Stockholders Agreement to which the Company is a party, Crow Family Partnership, L.P. has been granted the right to nominate a member of the Board of Directors and each executive officer of the Company has agreed to vote his shares of Common Stock in favor of such nominee. Mr. Crow is the initial such nominee. See "Certain Relationships and Related Transactions--Stockholders' Agreement."

    JAMES R. ERWIN has been a director of the Company since December 1997. Mr. Erwin has served as Vice Chairman and Corporate Finance Executive-West of NationsBank Corp. since January 1994, and was

Executive Vice President, Manager of Operations and Technology for NationsBank Corp. from October 1991 to January 1994.

    JEFFERY M. HELLER has been a director of the Company since December 1997. Mr. Heller has served as President and Chief Operating Officer of Electronic Data Systems Corporation ("EDS") since June 1996. From 1987 to June 1996, Mr. Heller served as Senior Vice President of EDS with responsibilities for Technical Operations and Asia-Pacific. Mr. Heller is a member of the Board of Directors of Hitachi Data Systems.

    J. MCDONALD WILLIAMS has been the Chairman of the Board of Directors of the Company since its inception and served as Chairman of the Board of Directors of the Predecessor Company from August 1994 to December 1997. Mr. Williams served as President and Chief Executive Officer of the Predecessor Company from 1991 to 1994. From 1977 to 1991, Mr. Williams served as Managing Partner of the Predecessor Company and from 1973 to 1977 Mr. Williams was Partner, Overseas Projects for the Predecessor Company. Mr. Williams is a member of the Board of Directors of A.H. Belo Corporation, Mitchell Energy & Development Corporation and Blanks Color Imaging, Inc. In any given year within the past five years, Mr. Williams has indirectly owned interests in over 1,000 partnerships (or affiliates of partnerships) or corporations. In the past five years, Mr. Williams was a general partner in approximately 54, and an officer or director in approximately 16, partnerships or corporations, or affiliates of such partnerships or corporations, that filed for protection under federal bankruptcy laws. In addition, in the past five years, Mr. Williams was a general partner in approximately 14 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership.

DIRECTOR COMPENSATION

    The Company's employee directors do not receive compensation solely in their capacity as directors of the Company. The Company's non-employee directors are paid a retainer of $30,000 for their service on the Board of Directors. In addition to the retainer, non-employee directors are eligible to receive annual stock option grants under the Long-Term Incentive Plan. See "Executive Compensation--Long-Term Incentive Plan." In addition, all directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

TERM OF OFFICE

    The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Messrs. Lippe, Moriarty and Sulentic currently serve as Class I directors, whose terms expire at the Annual Meeting. Messrs. Crow, Heller and Carreker currently serve as Class II directors whose terms expire at the Company's Annual Meeting of the Stockholders in 1999 and Messrs. Williams, Erwin and Concannon currently serve as Class III directors whose terms expire at the Company's Annual Meeting of Stockholders in 2000.

                      MEETINGS AND COMMITTEES OF DIRECTORS

    The Company's Board of Directors had one meeting during the Company's fiscal year ended December 31, 1997, and all of the Company's directors attended such meeting.

    The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. None of such committees held any meetings in 1997. The Board of Directors has no nominating committee or other committee which performs similar functions.

    The Executive Committee may, to the maximum extent permitted by the Delaware General Corporation Law, have and exercise all of the powers of the Board of Directors. The current members of the Executive Committee are Messrs. Williams, Lippe and Erwin. If elected to serve on the Board of Directors at the annual meeting, Mr. Lippe will continue to serve as a member of the Executive Committee along with Messrs. Williams and Erwin, whose terms on the Board do not expire until the Company's annual meeting of stockholders in 2000. Mr. Williams will serve as Chairman of the Executive Committee for the Company's fiscal ending December 31, 1998.

    The Audit Committee was established in December, 1997 and held no meetings in 1997. The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent accountants. In addition, the Audit Committee reviews certain related party transactions. The current members of the Audit Committee are Messrs. Erwin, Heller and Moriarty. If elected to serve on the Board of Directors at the Annual Meeting, Mr. Moriarty will continue to serve as a member of the Audit Committee along with Messrs. Erwin and Heller, whose terms on the Board do not expire until the Company's annual meeting of stockholders in 2000 and 1999, respectively. Mr. Heller will serve as Chairman of the Audit Committee for the Company's fiscal year ending December 31, 1998.

    The Compensation Committee reviews and approves the salaries and other compensation that the Company pays its executive officers and administers the Company's Long-Term Incentive Plan. See "Executive Compensation--Long-Term Incentive Plan." The current members of the Compensation Committee are Messrs. Erwin, Heller and Moriarty. If elected to serve on the Board of Directors at the Annual Meeting, Mr. Moriarty will continue to serve as a member of the Compensation Committee along with Messrs. Erwin and Heller, whose terms on the Board do not expire until the Company's annual meeting of stockholders in 2000 and 1999, respectively. Mr. Erwin will serve as Chairman of the Compensation Committee for the Company's fiscal year ending December 31, 1998.

                               EXECUTIVE OFFICERS

    The following table sets forth information regarding the Executive Officers of the Company and certain of its subsidiaries:

NAME                                      AGE                                      TITLE
------------------------------------      ---      ---------------------------------------------------------------------
H. Pryor Blackwell..................          36   Executive Vice President and Chief Operating Officer of Western
                                                     Operations
William F. Concannon................          42   President and Chief Executive Officer of Trammell Crow Corporate
                                                     Services, Inc. and Director
George L. Lippe.....................          43   Chief Executive Officer, President and Director
William C. Maddux...................          43   Executive Vice President and Chief Operating Officer of Eastern
                                                     Operations
Asuka Nakahara......................          42   Executive Vice President and Chief Financial Officer
William Rothacker...................          46   President and Chief Executive Officer of Trammell Crow Retail
                                                     Services, Inc.
Robert E. Sulentic..................          41   Executive Vice President, National Director of Development and
                                                     Investment and Director

    The Executive Officers named above were elected by the Board of Directors of the Company, or, in the case of Messrs. Concannon and Rothacker, the Boards of Directors of Trammell Crow Corporate Services, Inc. and Trammell Crow Retail Services, Inc., respectively, to serve in such capacities until the next annual meeting of such Boards of Directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Lippe, Sulentic and Concannon is set forth previously in this Proxy Statement.

    H. PRYOR BLACKWELL has served as Executive Vice President and Chief Operating Officer of the Company's Western Operations since July 1997 and President and Chief Executive Officer of Trammell Crow Dallas/Fort Worth, Inc. and Trammell Crow Dallas Industrial, Inc. since 1993. Mr. Blackwell has served on the Board of Directors of the Predecessor Company since 1993 and as a member of the Board of Directors served on the Operating Committee, Investment Committee and Audit Committee of the Predecessor Company. From 1991 to 1993, Mr. Blackwell served as President and Chief Executive Officer of Trammell Crow Central Office Group, Inc. From 1987 to 1990, Mr. Blackwell served as the Partner in charge of the Predecessor Company's Downtown (Dallas) Office Division. Mr. Blackwell served the Predecessor Company as Marketing Principal from 1986 to 1987 and Leasing Agent from 1984 to 1986.

    WILLIAM C. MADDUX has served as Executive Vice President and Chief Operating Officer of the Company's Eastern Operations since July 1997. Since 1992, Mr. Maddux has served as the President of Trammell Crow MW, Inc., and has had responsibility for overseeing the Company's operations in Illinois, Indiana, Michigan and Wisconsin since that time. Mr. Maddux served the Predecessor Company in various other capacities from 1985 to 1992, including as Partner in charge of the Predecessor Company's Carolina division from 1988 to 1992, Marketing Principal in charge of the Predecessor Company's Oklahoma City operations from 1987 to 1988 and Leasing Agent in the Predecessor Company's Oklahoma City office from 1985 to 1987.

    ASUKA NAKAHARA has served as Executive Vice President and Chief Financial Officer of the Company since July 1997 and the Predecessor Company since January 1996. During 1995, Mr. Nakahara served as the Predecessor Company's Executive Vice President in charge of National Programs. Mr. Nakahara served as President and Chief Executive Officer of Trammell Crow Northeast, Inc. from 1991 to 1995 and as the Northeast Regional Partner for the Predecessor Company from 1987 to 1991. Mr. Nakahara served the Predecessor Company in various other capacities from 1980 to 1987, including as the Operating Partner in charge of the Predecessor Company's Philadelphia division from 1985 to 1987, Finance Associate and Partner in Houston from 1983 to 1984, and Leasing Agent in Houston from 1980 to 1983.

    WILLIAM ROTHACKER has been President and Chief Executive Officer of Trammell Crow Retail Services since its formation in December 1996. Since 1994, Mr. Rothacker has been President of Trammell Crow Denver and has had responsibility for overseeing the Company's operations in New Mexico and Arizona. Mr. Rothacker has served on the Predecessor Company's Operating Committee and as Chairman of its Retail Committee since 1994. Mr. Rothacker served as Managing Director in charge of the Predecessor Company's Denver operations from 1991 to 1994. From 1987 to 1991, Mr. Rothacker served as Partner in charge of the Denver Division. Mr. Rothacker served as Partner in charge of the Denver Retail division from 1983 to 1986 and as Leasing Agent in Denver from 1980 to 1983.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information for the fiscal years ended December 31, 1996 and 1997, concerning the cash and non-cash compensation earned by, or awarded to, the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company whose aggregate remuneration for services rendered to the Company during the year ended December 31, 1997 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                                -------------------------------
                                                                                     AWARDS
                                                                                -----------------
                                                                                    SHARES OF
                                                        ANNUAL COMPENSATION       COMMON STOCK       PAYOUTS
                                                                                   UNDERLYING      ------------
NAME AND                                              ------------------------   OPTIONS GRANTED       LTIP          ALL OTHER
PRINCIPAL POSITION                           YEAR      SALARY($)    BONUS($)     IN FISCAL YEAR    PAYOUTS($)(1) COMPENSATION($)(2)
-----------------------------------------  ---------  -----------  -----------  -----------------  ------------  ------------------
George L. Lippe..........................       1997     350,000      175,000          58,529        1,510,838         (112,810)
  Chief Executive Officer, Trammell             1996     350,000      175,000          --            1,323,669           99,036
  Crow Company
H. Pryor Blackwell.......................       1997     210,000      180,000          58,529          749,043            8,627
  Executive Vice President and Chief            1996     210,000       99,750          --              924,553         (182,503)
  Operating Officer of Western
  Operations, Trammell Crow Company
Asuka Nakahara...........................       1997     250,000      125,000          58,529          637,778          930,647
  Executive Vice President and Chief            1996     250,000      125,000          --              742,580          (11,787)
  Financial Officer, Trammell Crow
  Company
William F. Concannon.....................       1997     210,000      180,000          88,342        1,007,526         (354,607)
  Chief Executive Officer of Trammell           1996     210,000      105,000          --              673,597           42,224
  Crow Corporate Services, Inc.
William C. Maddux........................       1997     200,000      175,000          58,529          293,685          (68,401)
  Executive Vice President and Chief            1996     200,000      113,000          --              441,904          (78,682)
  Operating Officer of Eastern
  Operations, Trammell Crow Company

------------------------

(1) Reflects distributions made from the 1995 Profit Sharing Plan in the year indicated for amounts earned in the year indicated and prior years.

(2) The amounts shown are the dollar amounts of increases (decreases) to the Profit Sharing Account (as hereinafter defined) for each of the Named Executive Officers under the 1995 Profit Sharing Plan (as hereinafter defined) for the years indicated. Payouts of awards under the 1995 Profit Sharing Plan are subject to certain restrictions.

    The following table provides information concerning Common Stock options granted to the Named Executive Officers in the fiscal year ended December 31, 1997. In addition, the present values of the options on the dates of grant (computed using a variation of the Black-Scholes option pricing model) are shown.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      % OF TOTAL
                                                         NUMBER         OPTIONS
                                                        OF SHARES     GRANTED TO      EXERCISE
                                                       UNDERLYING      EMPLOYEES       OR BASE                 GRANT DATE
                                                         OPTIONS       IN FISCAL        PRICE     EXPIRATION     PRESENT
NAME                                                   GRANTED(1)        1997         ($/SH)(2)      DATE      VALUE($)(3)
-----------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
George L. Lippe......................................      58,529            1.2          17.50     11/24/07      513,299
H. Pryor Blackwell...................................      58,529            1.2          17.50     11/24/07      513,299
Asuka Nakahara.......................................      58,529            1.2          17.50     11/24/07      513,299
William F. Concannon.................................      29,813            0.6           3.85       8/1/07      452,561
                                                           58,529            1.2          17.50     11/24/07      513,299
William C. Maddox....................................      58,529            1.2          17.50     11/24/07      513,299

--------------------------

(1) The options listed in this table other than those granted to Mr. Concannon in August 1997 are subject to a three-year vesting schedule, subject to certain exceptions, with 33% becoming exercisable on each of November 24, 1998, 1999 and 2000. The options granted to Mr. Concannon in August 1997 are currently fully vested and exercisable.

(2) On August 1, 1997, there was no public market for the Company's securities, and consequently there is no way to quantify a market value for Common Stock underlying the option granted to Mr. Concannon on August 1, 1997. However, the Company believes the market value of the stock underlying such option on the date of grant was $17.50 per share. Each of the other options listed in the table was granted at an exercise price of $17.50, the price per share of Common Stock received by the Company in its initial public offering, which was consummated on December 1, 1997.

(3) Present value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the Black-Scholes model are based on arbitrary assumptions as to certain variables. Expected stock price volatility is assumed to be 31.8% and the risk-free rate of return is assumed to be 6.40% for the options granted to Mr. Concannon in August 1997 and 5.93% for all other options shown in the table. The exercise date for the options is assumed to be the eighth anniversary of the date of grant, and dividend yield is assumed to be 0%. The actual value, if any, an Executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an Executive will be at or near the value estimated by the Black-Scholes model and reflected in the table.

    The following table sets forth, as of December 31, 1997, the number of Common Stock options and the value of unexercised options held by the Named Executive Officers. As of December 31, 1997, there had been no stock options exercised by any Named Executive Officer.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED IN-THE-MONEY
                                          UNEXERCISED OPTIONS AT                   OPTIONS AT
                                            DECEMBER 31, 1997               DECEMBER 31, 1997($)(1)
                                     --------------------------------  ----------------------------------
NAME                                    EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-----------------------------------  -----------------  -------------  -------------------  -------------
George L. Lippe....................         --               58,529            --               482,864
H. Pryor Blackwell.................         --               58,529            --               482,864
Asuka Nakahara.....................         --               58,529            --               482,864
William F. Concannon...............         29,813           58,529           652,905           482,864
William C. Maddox..................         --               58,529            --               482,864

--------------------------

(1) The price per share of Common Stock for the last trade reported by the New York Stock Exchange on December 31, 1997 was $25.75.

LONG-TERM INCENTIVE PLAN

    OVERVIEW. The purpose of the Trammell Crow Company Long-Term Incentive Plan (the "Long-Term Incentive Plan") is to provide an incentive for employees, directors and certain consultants and advisors of the Company to remain in the service of the Company, to extend to those persons the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and to aid the Company in attracting able persons to enter the service of the Company. The Company may grant awards under the Long-Term Incentive Plan to officers, directors, employees and certain consultants and advisors of the Company or any subsidiary of the Company (as used for the Long-Term Incentive Plan, a "Participant"). The awards under the Long-Term Incentive Plan include (i) incentive stock options ("ISOs") qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"); (ii) stock options that do not qualify as incentive stock options; (iii) stock appreciation rights ("SARs"); (iv) restricted stock awards; and (v) performance units.

    SHARE AUTHORIZATION. The number of shares of Common Stock that may be subject to outstanding awards under the Long-Term Incentive Plan is equal to 5,334,878 shares of Common Stock. The number of shares of Common Stock authorized under the Long-Term Incentive Plan and the number of shares subject to an award under the Long-Term Incentive Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers and other changes affecting the capital stock of the Company.

    INITIAL AWARDS. Concurrent with the closing of the Offering, the Company granted options to acquire an aggregate of 2,348,457 shares of Common Stock to certain employees. The exercise price for such stock options was $17.50 per share. The stock option grants include grants to each of the executive officers of the Company of the right to acquire 58,529 shares and a grant to Mr. Williams of the right to acquire 40,965 shares. Subject to certain exceptions, these options will vest ratably over a three-year period. See "Certain Relationships and Related Transactions--Reincorporation Transactions."

    ADMINISTRATION. As permitted by the terms of the Long-Term Incentive Plan, the Board of Directors has delegated all of its duties under the Long-Term Incentive Plan to the Compensation Committee (as used in this description of the Long-Term Incentive Plan, the "Committee"). The Committee has broad discretion to administer the Long-Term Incentive Plan, interpret its provisions, and adopt policies for implementing the Long-Term Incentive Plan. This discretion includes the ability to select the recipient of an award, determine the type and amount of each award, establish the terms of each award, accelerate vesting or exercisability of an award, extend the exercise period for an award, determine whether performance conditions have been satisfied, permit the transfer of an award to family trusts and other persons and otherwise modify or amend any award under the Long-Term Incentive Plan.

    STOCK OPTIONS. The Committee determines the exercise price of each option granted under the Long-Term Incentive Plan. The exercise price for an ISO must not be less than the fair market value of the Common Stock on the date of grant, and the exercise price of non-qualified stock options must not be less than 85% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as the Committee determines, but not later than ten years from the date of grant in the case of ISOs. At the discretion of the Committee, holders may use shares of Common Stock to pay the exercise price, including shares issuable upon exercise of the option.

    SARS. A SAR may be awarded in connection with or separate from a stock option. A SAR is the right to receive an amount in cash or Common Stock (or a combination of cash and Common Stock) equal to the excess of the fair market value of a share of the Common Stock on the date of exercise over the exercise price specified in the agreement governing the SAR (for SARs not granted in connection with a stock option) or the exercise price of the related stock option (for SARs granted in connection with a stock option). A SAR granted in connection with a stock option will require the holder, upon exercise, to surrender the related stock option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered stock option or portion will then cease to be exercisable. Such a SAR is exercisable or transferable only to the extent that the related stock option is exercisable or transferable. A SAR granted independently of a stock option will be exercisable as the Committee determines. The Committee may limit the amount payable upon exercise of any SAR. SARs may be paid in cash or stock, as the Committee provides in the agreement governing the SAR.

    RESTRICTED STOCK AWARDS. A restricted stock award is a grant of shares of Common Stock that are nontransferable or subject to risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions as the Committee determines. During the restriction period, the holder of a restricted stock award may, in the Committee's discretion, have certain rights as a stockholder, including the right to vote the stock and receive dividends and other distributions paid on that stock.

    PERFORMANCE UNITS. Performance units are performance-based awards payable in cash, Common Stock, or a combination of both. The Committee may select any performance measure or combination of measures as conditions for cash payments or stock issuances under the Long-Term Incentive Plan.

ASSUMED OPTION PLAN

    In connection with the Reincorporation Transactions, the Company agreed to assume the Trammell Crow Company 1997 Stock Option Plan (the "Assumed Option Plan" or the "1997 Plan"), which had been adopted by the Predecessor Company. See "Certain Relationships and Related Transactions-- Reincorporation Transactions."

    ADMINISTRATION. As permitted by the terms of the Assumed Option Plan, the Board of Directors has delegated all of its duties under the Assumed Option Plan to a committee of officers of the Company.

    ELIGIBILITY. Each employee of the Company or a subsidiary of the Company is eligible to participate in the Assumed Option Plan. Prior to the Consummation of the Reincorporation Transactions, the Predecessor Company selected the persons to be granted awards or options pursuant to the Assumed Option Plan (as used for the Assumed Option Plan, the "Participants").

    SHARE AUTHORIZATION. The maximum number of shares of the Predecessor Company's common stock that may be subject to outstanding awards under the Assumed Option Plan is 1,626. The Assumed Option Plan provides that this number of shares and the number of shares subject to an award under the Assumed Option Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers and other changes affecting the capital stock of the Predecessor Company.

    STOCK OPTIONS. Options granted under the Assumed Option Plan are nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the exercise price. The exercise price may be paid in cash, with shares of Common Stock or with a combination of cash and Common Stock. The options will expire within ten years from the date of grant. In addition, the committee administering the plan may specify that an option will terminate prior to the end of its stated term upon termination of employment, disability or death. If the employment relationship is terminated for any reason, any options that are not then vested will be forfeited.

    INITIAL AWARDS AND ASSUMPTION OF AWARDS. On August 1, 1997, the Predecessor Company granted to certain of its employees options to acquire an aggregate of 1,626 shares of its common stock, which constitutes all shares authorized under the Assumed Option Plan. The Company assumed the Predecessor Company's obligations with respect to all such options, and the Company is obligated to issue up to an aggregate of 2,423,769 shares of Common Stock at a price of $3.85 per share upon the exercise of such options. All of such options vested upon the closing of the Offering and became exercisable 30 days thereafter. The Predecessor Company granted an option to Mr. Concannon, a Named Executive Officer, which represents the right to acquire 29,813 shares of Common Stock. No additional options will be granted under the Assumed Option Plan.

PROFIT SHARING PLAN

    In connection with the consummation of the Offering, the Company determined to no longer grant any future awards under its 1995 Profit Sharing Plan (the "Profit Sharing Plan"). Set forth below is a general discussion of the terms of the Profit Sharing Plan.

    The basic accounting units for purposes of the Profit Sharing Plan are Business Units and Projects. Business Units are designated based upon recommendations by profit sharing unit leaders to the Chief Executive Officer and are generally determined by geography or line-of-business. Similarly, a Project represents a particular real estate project in which the Company owns an equity interest. A Profit Sharing Unit generally consists of multiple Business Units and Projects.

    A profit sharing account ("Profit Sharing Account") is maintained for each participant (for the purposes of this section, a "Participant") within a Profit Sharing Unit. Each Participant's Profit Sharing Account is adjusted to reflect the operational results of each constituent Business Unit in which the Participant has been allocated a percentage economic interest (a "Business Unit Percentage") and each constituent Project in which the Participant has been allocated a percentage economic interest (a "Project Percentage"). The Profit Sharing Accounts do not represent any current right to assets of the Company. In a profitable year, each of a Participant's Profit Sharing Accounts is increased by a fraction of the Earnings Before Profit Sharing ("EBPS") of the appropriate Business Units and Projects. In an unprofitable year, EBPS of a given Business Unit or Project may be negative, in which case each Participant's Profit Sharing Account will decrease. In addition, various adjustments to Profit Sharing Accounts may be made to reflect the profits intended to be shared with the Participant. Prior to retirement, a Participant may receive distributions which are deducted from his Profit Sharing Account balances. Distributions will generally be limited to a portion of the current year's EBPS. Payment of these distributions may also be limited by liquidity concerns of the Company, potential negative Profit Sharing Accounts for individuals, and obligations to pay retired Participants or former stockholders.

    DISTRIBUTIONS BEFORE RETIREMENT. Participants have generally received two kinds of distributions: (i) for each Project, distributions in proportion to their Project Percentages ("Project Distributions"); and (ii) for each Profit Sharing Unit, distributions in proportion to their Profit Sharing Account balances ("Current Distributions"). Current Distributions may not exceed the available cash of a Profit Sharing Unit after certain priority payments have been made. Thus, a Participant in a profitable Business Unit may have limited Current Distributions if current earnings or available cash is reduced by the results of an unprofitable Business Unit in the same Profit Sharing Unit. Similarly, Project Distributions generally may not exceed a set percentage of the current earnings of the Project. Current Distributions or Project Distributions will be made to a Participant only to the extent that the Participant's Profit Sharing Account balance is positive after aggregating all individual Business Units and Projects. Thus, all distributions made from a positive Profit Sharing Unit will be offset against any Profit Sharing Unit in which the Participant has a negative account balance if the Participant does not have a positive net Profit Sharing Account balance. Finally, both Current Distributions and Project Distributions may be limited by other factors, including the overall solvency of the applicable Profit Sharing Unit.

    RETIRED PARTICIPANTS. Upon termination of employment, death or disability, a Participant, subject to certain vesting requirements, is entitled to receive the amounts, subject to the payment restrictions under the Profit Sharing Plan, then held in such Participant's Profit Sharing Account, which account is converted into a retirement account (a "Retirement Account"). If a Retirement Account is established, following the last day of the profit sharing period in which a Participant's retirement occurs, the Participant will no longer have any interest in any Business Unit but will continue to have existing Project interests. A retired Participant may, subject to limitations, receive two types of payments from his/her Retirement Account, (i) Basic Distributions and (ii) Project Distributions, if retired before January 1, 1995. The Profit Sharing Plan vests over a graduated period such that if a Participant retires before the fifth anniversary of the December 31st first following the date on which he first becomes a Participant, his/her Retirement

Account and Project Percentage will be reduced as follows: to 1% if he/she retires before the first anniversary, to 20% if he/she retires before the second anniversary, to 40% if he/she retires before the third anniversary, to 60% if he/she retires before the fourth anniversary; and to 80% if he/she retires before the fifth anniversary.

    Retired Participants will receive Basic Distributions equal to (a) the amount of such Basic Distribution partially accelerated to 10% of such participant's Retirement Balance as of his/her Retirement Date or (b) the Basic Distribution otherwise distributable to such participant by reason of a distribution by the applicable Profit Sharing Unit, whichever is greater, subject to certain limitations. For participants who retire on or after January 1, 1996 (a "Post '95 Retired Participant"), upon the occurrence of the fifth anniversary of the Retirement Date, no distributions will be made to other Participants, except Retired Participants, in that Profit Sharing Unit until such Retired Participant's Retirement Account is reduced to zero. If more than one Post '95 Retired Participant has reached the fifth anniversary of his/her Retirement Date, all such Post '95 Retired Participants will share proportionately based upon their respective Retirement Account balances. With respect to any participant who retired prior to January 1, 1996 (a "Pre '96 Retired Participant"), upon the seventh anniversary of his/her Retirement Date, no Post '95 Retired Participant will receive any Basic Distribution until the Pre '96 Retired Participant has received his/her balance in full or until the Post '95 Retired Participant has reached the seventh anniversary of his Retirement Date (whereupon such Post '95 Retired Participant shall be treated the same as a Pre '96 Retired Participant), whichever shall first occur.

    The accelerated Basic Distributions will be limited to the Available Cash of the applicable Profit Sharing Unit and other limitations contained in the Profit Sharing Plan, including a limit on Basic Distributions to Retired Participants of 24% of Available Cash of the applicable Profit Sharing Unit. In computing Available Cash, the Chief Executive Officer may, in his sole discretion, adjust the working capital reserves established by each Profit Sharing Unit in the manner he deems appropriate.

    TERMINATION OF FUTURE AWARDS. The Company will not grant any future awards under the Profit Sharing Plan. All deferred and accrued earnings associated with the Profit Sharing Units and Business Units under the Profit Sharing Plan will be paid to the current Participants during 1998 and 1999, and when all such amounts have been paid, the Company will have no further obligation to Participants. With respect to Retired Participants, the Company will continue to make Project Distributions until the completion of the particular Project.

401(K) PLAN

    The Company sponsors a retirement plan called the Trammell Crow Company Retirement Savings Plan (the "401(k) Plan"). The total assets as of December 31, 1997, held by the 401(k) Plan were valued at approximately $69.9 million. The trustees for the 401(k) Plan are Vince George and Asuka Nakahara. Employees (including members of management) are eligible to make voluntary contributions under the 401(k) Plan up to 15% of their annual compensation, subject to the applicable limitations in the Internal Revenue Code of 1986. The Company is permitted to make a discretionary contribution to the 401(k) Plan each fiscal quarter which will be allocated among participants as a matching contribution based on their contributions under the 401(k) Plan. The Company's policy is to match the lesser of (i) 50% of all contributions up to 6% of an employee's contribution and (ii) $5,000 per year. The 401(k) Plan permits employees to direct investments of their accounts in Common Stock and among a selection of mutual funds. The 401(k) Plan is intended to qualify as a profit sharing plan under 401(a) and 401(k) of the Code.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee") is currently composed of Messrs. Erwin, Heller and Moriarty. The Committee determines annual salary, bonuses and long-term incentive awards for the Company's Chairman of the Board, Chief Executive Officer and the Company's other executive officers. The Committee also administers the Trammell Crow Company Long-Term Incentive Plan (the "Long-Term Incentive Plan") and, subject to the provisions of such plan, determines grants under it for all employees and consultants, including executive officers.

    The following report has been provided by the Committee. The Company's initial public offering commenced on November 24, 1997. Prior to the Company's initial public offering, the Board of Directors of the Predecessor Company approved the terms of compensation for the Company's executive officers. Thereafter, the Committee was formed. The Committee did not meet or make recommendations with respect to base salary paid to senior executive officers in 1997 because base salary amounts were set prior to the establishment of the Committee. Awards of stock options to certain executive officers and key employees of the Company were made by the full Board of Directors prior to and at the closing of the initial public offering. Each of Messrs. Erwin, Heller and Moriarty is a non-employee director of the Company. The Committee held its first meeting on March 10, 1998, and reviewed the Company's compensation practices and made awards of stock options to certain executive officers and key employees of the Company.

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Company's executive compensation philosophy is designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, assist the Company in attracting and retaining talented executives and aligning the interests of executives with the long-term interests of the Company's stockholders. The Company believes that the furtherance of these objectives is best accomplished by providing senior and other executives of the Company with compensation packages that consist of a combination of base salary, short-term annual incentive bonus and long-term stock options. The Company's base salary component is designed to be comparable to median base salaries of real estate services companies and other service companies comparable in size to the Company. The Company emphasizes performance-related incentive compensation to reward the Company's executives for the creation of long-term stockholder value. The Company believes that this balance reflects each executive's position, tenure and experience, while providing them with strong financial incentives to achieve key business and individual performance objectives. The Company also believes that the resulting compensation package rewards high levels of performance in excess of other comparable organizations.

    The Company takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level of compensation for the senior executives (such as growth in earnings, EBITDA and the achievement of business unit growth) and may vary its quantitative measures from employee to employee and from year to year. The Company also recognizes the importance of individual achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as demonstrated leadership and overall contributions to the Company.

    The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparator organizations and compensation consultants. The compensation surveys and proxy statements used are for real estate services companies and other service companies comparable in size to the Company.

    It should be noted that the value of any individual executive's compensation package will vary significantly based on performance. So while the expected value of an executive's compensation package may be competitive, actual payments made to executives in a given year may be higher or lower than competitive market rates because of performance.

DESCRIPTION OF THE CURRENT EXECUTIVE COMPENSATION PROGRAM

    This section describes each of the principle elements of the Company's executive compensation program with specific reference to the objectives discussed above.

BASE SALARY PROGRAM

    The Company believes that it is crucial to provide competitive salaries in order to attract and retain talented executive officers. The objective of the Company's base salary program is to provide executive officers salaries that, in general, are at the market median. Base salaries for individual executives are set at levels considered appropriate in light of their position, level of revenue responsibility within the Company, tenure and performance. Base salaries are reviewed annually by the Committee and adjusted based on evaluations of the executive's past and projected contributions to the Company and changes in competitive pay levels.

ANNUAL CASH BONUS PLAN

    The Company's annual cash bonus plan assists the Company in rewarding and motivating key employees and provides cash compensation opportunities to plan participants. As a pay-for-performance plan, cash bonus awards are paid annually based on the achievement of performance objectives established for the Company and the executive's business unit. Cash bonus award ranges are targeted at levels which, when combined with the executive's base salary, are at the 75th percentile for cash compensation paid to executives at comparable companies.

    Under the Company's annual cash bonus plan, a target bonus is established for each level of the Company's officers that results in the payment of a specified percentage of the officer's salary if his or her annual goals and objectives are achieved. A minimum performance level must be achieved by the Company, the officer and/or his or her business unit before any bonus may be earned. Thereafter, an established progression rewards higher levels of achievement with greater bonus payments, subject to a predetermined maximum. For the Company's Chief Executive Officer and senior executives, bonus targets are measured against each officer's achievement of the goals and objectives outlined for such officer in the Company's annual business plan. The Company's Chief Executive Officer is eligible to receive an annual bonus of 0% to 200% of his annual salary, depending upon his performance as determined by the Committee and the Board of Directors. As a percentage of salary, bonuses for senior executives (other than the Chief Executive Officer) range from 0% to 150%, depending upon performance, as evaluated by the Chief Executive Officer and the Committee.

    The specific objectives and standards under the annual cash bonus plan are reviewed annually by the Company in order to ensure consistency with the Company's business strategy and prevailing market conditions.

ANNUAL STOCK OPTION GRANTS

    The Company believes that its key employees should have an ongoing stake in the long-term success of the Company's business. The Company also believes that the key employees should have a considerable portion of their total potential compensation based upon the performance of the Company's stock, since stock related compensation is directly tied to enhanced stockholder value.

    The Long-Term Incentive Plan authorizes the granting of incentive and nonqualified stock options and restricted stock awards to key executives and other key employees and consultants of the Company and its subsidiaries. To align the interests of senior executives with the interests of stockholders, the Committee's current policy regarding awards under the Long-Term Incentive Plan is to grant non-qualified stock options. However, the Committee reserves the right to grant restricted stock or other awards as it deems appropriate. The Long-Term Incentive Plan provides a maximum of 5,334,878 shares for awards, which the Company believes will allow it to continue to make competitive awards to qualified executives and key employees into the year 2000. Under the Company's annual stock option grant program, the Company determines the levels of options to be granted to each of its executives based upon such executive's position, level of revenue responsibility within the Company, tenure and the achievement of performance objectives established for the Company and the Executive's business unit. The annual stock option grants have had an exercise price equal to the fair market value of a share of Common Stock on the date of grant. To encourage retention, the ability to exercise options granted under this plan is generally subject to vesting restrictions. The value of annual stock option awards granted under the Long-Term Incentive Plan (currently computed using a variation of the Black Scholes option pricing model) are generally targeted at a level which is at the 75th percentile of the value of long-term incentives granted to executives of comparable companies.

    The compensation of Executive Officers is periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing competitive total direct compensation opportunities consistent with the pay philosophy articulated above.

ADDITIONAL STOCK OPTION GRANTS

    In addition to options granted under the Company's annual stock option grant program, executives may be eligible to receive additional stock option awards if the executive's business unit exceeds certain performance thresholds established for the business unit.

1997 CHIEF EXECUTIVE OFFICER PAY

    The Committee reviews the compensation of the Chief Executive Officer, who is responsible for the strategic and financial performance of the Company, and the Committee's recommendation is subject to approval by the Board of Directors. Based on information available to the Committee, the Committee believes that Mr. Lippe's base salary and other compensation was consistent with compensation being paid to other chief executive officers of comparable companies. In accordance with the Company's option philosophy, Mr. Lippe received one grant of options on the date of the Company's initial public offering.

$1 MILLION PAY DEDUCTIBILITY CAP

    To the extent readily determinable and as one of the factors in considering compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits reasonably practicable and to the extent consistent with the Company's other compensation objectives.

    The 1998 Compensation Committee of the Board of Directors is:

          James R. Erwin--Chairman
           Jeffery M. Heller
           Rowland T. Moriarty

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Compensation Committee of the Company was formed in December 1997 and consists of Messrs. James R. Erwin, Jeffery M. Heller and Rowland T. Moriarty. Prior to the creation of the Compensation Committee, the Predecessor Company's Board of Directors approved the terms of compensation for the Company's executive officers.

    In 1997, Mr. Moriarty or affiliates of Mr. Moriarty received an aggregate of $98,000 for services rendered as a consultant to the Company. Mr. Erwin serves as Vice-Chairman and Corporate Finance Executive-West of NationsBank Corp. The Company and an affiliate of NationsBank Corp. are parties to certain transactions described under "Certain Relationships and Related Transactions."

    Certain other directors are parties to transactions with the Company, as described under the caption "Certain Relationships and Related Transactions."

                           CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

REINCORPORATION TRANSACTIONS

    The Company is a Delaware corporation that was formed in August 1997 to become the successor to Trammell Crow Company, a Texas close corporation (the "Predecessor Company"). In connection with the Company's initial public offering of its common stock, par value $.01 per share (the "Common Stock"), in November 1997 (the "Offering"), the Company and TCC Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), entered into a series of transactions (the "Reincorporation Transactions") to convert the legal form in which the Predecessor Company's business and operations were held from a Texas close corporation to a Delaware corporation. Pursuant to the Reincorporation Transactions, Merger Sub was merged (the "Reincorporation Merger") with and into the Predecessor Company. As a result of the Reincorporation Merger, the Predecessor Company survived as a wholly-owned subsidiary of the Company and the Predecessor Company's shareholders immediately prior to the effective time of the Reincorporation Merger (the "Effective Time") received, in the aggregate, 27,799,181 shares of Common Stock, constituting approximately 82.02% of the outstanding Common Stock after giving effect to the Offering.

    On August 1, 1997, the Predecessor Company granted to certain of its employees options to acquire an aggregate of 1,626 shares of its common stock, which constitutes all shares authorized under the Assumed Option Plan. At the Effective Time, the Company assumed the Predecessor Company's obligations with respect to all such options, and the Company is obligated to issue up to an aggregate of 2,423,769 shares of Common Stock at a price of $3.85 per share upon the exercise of such options. All of such options vested upon the closing of the Offering and became exercisable 30 days thereafter. The Predecessor Company granted an option to Mr. Concannon, a Named Executive Officer, which represents the right to acquire 29,813 shares of Common Stock. No additional options will be granted under the Assumed Option Plan.

    Concurrent with the closing of the Offering, the Company granted options under the Long-Term Incentive Plan to acquire an aggregate of 2,348,457 shares of Common Stock to certain employees. The exercise price for such stock options was $17.50 per share. The stock option grants include grants to each of the executive officers of the Company to acquire 58,529 shares and a grant to Mr. Williams to acquire 40,965 shares. The options will vest ratably over a three-year period.

ROYALTY AGREEMENT AND LICENSE AGREEMENT

    Pursuant to a Royalty Agreement entered into between Mr. Trammell Crow, as an individual, and the Company on January 1, 1991, as ultimately assigned to CFH Trade-Names, L.P. ("CFH"), an affiliate of Crow Family Partnership, L.P. ("Crow Family"), Mr. Trammell Crow granted to the Company the exclusive right and license to use any of the Trammell Crow Company business or trade names, or any acronym or abbreviation thereof, in any business developing, acquiring, managing, financing, owning or investing in real estate for office, industrial or retail use in the United States or Canada. In September, 1997, prior to the assignment of the Royalty Agreement to CFH, the Predecessor Company made a cash payment in an aggregate amount of approximately $1,405,000 to Crow Family in partial satisfaction of accrued royalty and consulting expenses. The Royalty Agreement was terminated immediately prior to the closing of the Offering. The Predecessor Company agreed that, no later than April 15, 1998, it will pay CFH and Crow Family all unpaid amounts owed by the Company to CFH and Crow Family under the Royalty Agreement.

    The Company and CFH entered into a License Agreement immediately prior to the closing of the Offering and upon termination of the Royalty Agreement. Pursuant to the terms of the License Agreement, and subject to certain quality standards, the Company was granted the right to use the name "Trammell Crow" in any business in any region around the world; provided, that the Company agreed that it will not engage in the residential real estate business under the name "Trammell Crow." The license granted pursuant to the License Agreement (the "Trade Name License") is perpetual, subject to the Company's continued use and compliance with certain quality standards and termination as a result of certain bankruptcy events. The Company is not obligated to pay any fees under the License Agreement. However, in exchange for the grant of the Trade Name License, the Company issued 2,295,217 shares of Common Stock to CFH immediately prior to the closing of the Offering.

    Under the terms of the License Agreement, CFH has reserved the right to use the names "Crow Family Holdings" and "Crow Investment Trust" (and one approved substitute for either of such names) and derivations thereof in any business except the real estate services business. CFH is not required to change the name of certain of its existing affiliates which currently use names that would otherwise be prohibited under the License Agreement. However, CFH has agreed to use its reasonable efforts to prevent any entities from engaging in any new business activities without the entity changing its name to a permitted name under the License Agreement. CFH has also agreed not to use the name "Crow" in combination with the word "Company" or in combination with any word that connotes a real estate service business, including "Development," "Brokerage," "Management," "Property Management," "Services," "Corporate Services," "Infrastructure Management," "Leasing" or "Tenant Representation." In addition, CFH will not use "Crow" in the name of any entity that has securities registered under the Securities Act or the Securities Exchange Act of 1934; provided, however, that the names "Trammell Crow Residential Company," "Trammell Crow Residential" and "TCR" may be used for any public entity pursuant to the terms of applicable agreements among Trammell Crow Residential Company, CFH or its affiliates and, if applicable, the Company. CFH can use the name "Crow" in the name of any privately held entity that is not engaged in the real estate business if the name also includes a descriptive word (E.G., "Crow Publishing"). CFH has agreed to use its reasonable efforts to assure that other family members of Mr. Trammell Crow will comply with the License Agreement as if they were parties to the agreement. In addition, CFH agreed to cause Trammell Crow International to cease using the name "Trammell Crow" within three years after the date of the License Agreement, and also to cease to use that name in any market within 12 months after the Company or any of its subsidiaries opens an office in that market.

CONSULTING ARRANGEMENTS

    In January 1991, the Company entered into consulting arrangements (the "Consulting Arrangements") with Mr. Williams and an affiliate of Mr. Harlan Crow. Mr. Crow's interest was subsequently assigned to Crow Family. Pursuant to the Consulting Arrangements, Mr. Williams and Crow Family received payments computed by paying them a fixed percentage of earnings of each Project and Business Unit. The Consulting Arrangements were terminated as of the closing of the Offering. The Predecessor Company agreed that, no later than April 15, 1998, it will pay Crow Family all unpaid amounts owed by the Predecessor Company to Crow Family under its Consulting Arrangements. In connection with the termination of the Consulting Arrangements, Mr. Williams received a payment of $1,555,918.

CROW INVESTMENT TRUST AND CERTAIN INVESTMENT FUNDS

    Crow Realty Investors, L.P. d/b/a Crow Investment Trust is wholly owned by Crow Family. Mr. Harlan Crow, a director of the Company, is the chief executive officer of Crow Family, Inc., the general partner of Crow Family. Since its inception in 1994, Crow Investment Trust has co-invested with the Company and various of its subsidiaries in 15 projects in the areas of industrial development, build-to-suit arrangements, land acquisitions and other real-estate related projects.

    Beginning in 1995, the Company, directly and through its subsidiary Trammell Crow Capital Company, and certain senior employees of the Company and its affiliates, through Trammell Crow Investment Fund 1995 L.P., a Delaware limited partnership ("Fund I"), have co-invested on a side-by-side basis with Crow Investment Trust and Mr. Williams in six and four real-estate related projects, respectively. Trammell Crow Investments, Inc., the general partner of Fund I, is a subsidiary of Trammell Crow Capital Company. No contributions to or distributions from these projects were made in 1997. The senior employees of the

Company invest in the projects indirectly as limited partners in Fund I. The following reflects total investments and distributions related to Fund I through December 31, 1997, for the executive officers of the Company: Mr. Lippe, $150,000, $131,677; Mr. Nakahara, $25,000, $21,946; Mr. Maddux, $50,000,
$43,892; Mr. Sulentic, $25,000, $21,946; and Mr. Blackwell, $100,000, $87,785;
respectively. No additional capital contributions were made to Fund I during 1997 by the executive officers of the Company.

    Beginning in February 1996, the Company, through its subsidiary Trammell Crow Capital Company II, Inc., and certain directors and senior employees of the Company and its affiliates have collectively invested in Trammell Crow Investment Fund II, L.P., a Delaware limited partnership which makes investments that emphasize real-estate related projects ("Fund II"). Trammell Crow Investments II, Inc., the general partner of Fund II, is a subsidiary of Trammell Crow Capital Company II, Inc. The senior employees of the Company invest as limited partners through Trammell Crow Individual Investment Fund 1996, L.P. in Fund II. Through December 31, 1997, the Company made contributions to Fund II of approximately $1,707,000 and received distributions from Fund II of approximately $419,000. The following reflects total investments and distributions related to Fund II through December 31, 1997, for the executive officers of the Company: Mr. Lippe, $184,000, $46,906; Mr. Nakahara, $92,000, $23,453; Mr. Maddux, $46,000, $11,727; Mr. Concannon, $46,000, $11,727; Mr.
Rothacker, $46,000, $11,727; Mr. Sulentic, $23,000, $5,863; and Mr. Blackwell,
$230,000, $58,633, respectively. In addition, an affiliate of Mr. Williams, a director of the Company, made investments in Fund II of $690,000 and received distributions of $175,898 through December 31, 1997.

    Fund II currently invests in several related limited partnerships that are all affiliates of Crow Family and are collectively referred to as the "DFW Fund." The aggregate amount invested in and distributions received from DFW Fund by Fund II through December 31, 1997, is $470,683 and $102,288, respectively. Through December 31, 1997, the Company (through direct investment outside of Fund II) and Crow Investment Trust have invested an aggregate of approximately $470,683 and $3,282,378, respectively, in DFW Fund and have received distributions totaling $102,288 and $695,557, respectively. As of December 31, 1997, an affiliate of Mr. Williams has invested $470,683 in DFW Fund and received distributions of $102,288. Through December 31, 1997, an affiliate of Mr. Williams contributed approximately $1,450,158 to projects in which DFW Fund has an interest. Through December 31, 1997, the Company and Crow Investment Trust contributed approximately $998,731 and $8,929,006, respectively, to projects in which DFW Fund had an interest, and the Company received distributions of approximately $252,484. The aggregate amount contributed by Fund II to projects in which DFW Fund had an interest is $2,350,158 through December 31, 1997. The Company has also agreed not to invest in certain investment opportunities in the Dallas/Fort Worth metropolitan area without first offering the investment opportunity to the DFW Fund.

    Crow Investment Trust formerly held a substantial ownership interest in TCC Retail BTS Limited Partnership ("Retail BTS"), a Texas limited partnership which has a wholly owned subsidiary of the Company as its general partner. Retail BTS develops, owns and operates real estate projects leased to national retail chains. Through December 31, 1997, Crow Investment Trust had invested an aggregate of $374,000 in Retail BTS, and in 1997 Crow Investment Trust received approximately $294,000 in payments in 1997. Effective January 1, 1998, Crow Investment Trust sold its interest in Retail BTS to the Company in exchange for a cash payment of $275,000.

CROW FAMILY

    During 1997, the Company received 7% of its total revenue from a commercial real estate asset base principally owned by parties related to the partnerships, corporations and other entities or individuals doing business as Trammell Crow Company prior to 1991. Crow Family 1991 Limited Partnership (an affiliate of Crow Family and Mr. Harlan Crow) and Mr. Williams, a director of the Company, own significant interests in this commercial asset base.

CAPITALIZATION DEBT

    In connection with its initial capitalization, the Predecessor Company borrowed $9,020,000 from Mr. Williams and an affiliate of Crow Family. The notes representing such indebtedness (the "Capitalization Notes") are unsecured and bear interest at 10.5% per annum, and require principal payments equal to the amount of cash available for debt repayment under a prescribed formula. In 1993, Mr. Williams sold a portion of his interest in the Capitalization Notes to a former shareholder. In 1994, Mr. Williams acquired all of the interests held by the affiliate of Crow Family in the Capitalization Notes. Aggregate principal and interest payments of approximately $1,212,000 were made to Mr. Williams during 1997 in full settlement of the Capitalization Notes.

PURCHASE NOTES

    In connection with the private placement of common stock of the Predecessor Company in August 1996, the Company financed a portion of the purchase price for the common stock purchased by the Named Executive Officers along with certain other employees. The individual notes evidencing the amount borrowed from the Company to pay a portion of the purchase price for the acquired shares (the "Purchase Notes"), bear interest at the prime rate of interest announced from time to time by First Tennessee Bank, N.A., plus 0.5% per annum. Each Purchase
Note is payable in five annual installments of principal, plus accrued interest, due on March 1 of each year, and the first such installment was paid on March 1, 1997. Each Purchase Note is secured by a pledge agreement (the "Pledge Agreement") between the employee and the Company, granting a security interest in all Common Stock owned or acquired, directly or indirectly, by the employee. The aggregate amount financed under the Purchase Notes was $9,394,040. The aggregate amount of principal and interest outstanding as of December 31, 1997, was approximately $1,180,000. Set forth below is the amount initially borrowed for each of the Company's executive officers: Mr. Blackwell, $283,407; Mr. Concannon, $295,314; Mr. Lippe, $329,511; Mr. Maddux, $68,986; Mr. Nakahara, $132,842; Mr. Rothacker, $203,765; and Mr. Sulentic, $179,430. Prior to December 31, 1997, all of such executive officers repaid in full all amounts owed under their respective Purchase Notes.

TAX NOTES

    In connection with the private placement of common stock of the Predecessor Company in August 1996, the Company financed certain income tax liabilities of the Named Executive Officers and other employees resulting from the application of the employee's deferred compensation in his/her Profit Sharing Account to purchase the common stock issued in the private placement. The notes representing the resulting indebtedness bear interest at 5.88% (the "Tax Notes"), but if the loan is not repaid by August 26, 1998, the interest rate will increase to the prime rate of interest announced from time to time by Texas Commerce Bank, N.A., plus 0.5% per annum until paid. The term of the Tax Notes is three years and 100% of the after-tax cash distributions to the debtor under the 1995 Profit Sharing Plan must be applied in payment of such notes until they are paid in full, first to interest and then to principal. Each loan is fully recourse to the employee and secured by the remaining deferred compensation balance in his/her Profit Sharing Account. The aggregate amount financed under the Tax Notes was $4,734,000. The aggregate amount of principal and interest outstanding as of December 31, 1997 was approximately $43,000. Set forth below is the amount initially borrowed for each of the Company's executive officers:
Mr. Blackwell, $184,831; Mr. Concannon, $78,084; Mr. Lippe, $263,821; Mr.
Maddux, $143,631; Mr. Nakahara, $136,438; Mr. Rothacker, $188,529; and Mr.
Sulentic, $99,534. Prior to December 31, 1997, all of such executive officers repaid in full all amounts owed under their respective Tax Notes.

STOCKHOLDERS' AGREEMENT

    Contemporaneously with the consummation of the Reincorporation Transactions, the Company, Crow Family, CFH and Mr. Williams entered into a Stockholders Agreement pursuant to which, among other things, the Company agreed subject to certain limitations and under certain circumstances, to register for sale shares of Common Stock that are held by the parties thereto (collectively, the "Registrable Securities"). Of the 28,142,038 shares issued in the Reincorporation Transaction, 9,369,035 are Registrable Securities. The Stockholders' Agreement provides that Crow Family and Mr. Williams may, from and after the first anniversary of the Offering, require the Company upon written notice to register for sale such Registrable Securities (a "Demand Registration"), provided that the Company has no obligation to effect more than six underwritten Demand Registrations and shall only be obligated to effect the sixth underwritten Demand Registration if all remaining Registrable Securities of Crow Family are to be registered and the total amount of Registrable Securities to be included in any underwritten Demand Registration has a market value of at least $25 million. The Company has no obligation to (i) effect an underwritten Demand Registration within nine months (or file such Registration Statement within seven months) after the effective date of the immediately preceding Demand Registration or (ii) effect a shelf Demand Registration within 12 months (or file such Registration Statement within ten months) after such effective date. In addition, the Company is only required to register a number of shares of Common Stock for sale pursuant to a shelf Demand Registration that is less than or equal to five times the amount limitation prescribed by Rule 144. The holders of Registrable Securities may request an unlimited number of shelf Demand Registrations.

    Under the terms of the Stockholders' Agreement, the Company granted Crow Family the right to nominate a member of the Board of Directors. Mr. Harlan Crow is Crow Family's initial nominee. Each executive officer of the Company has agreed to vote his shares of Common Stock in favor of the nominee of Crow Family. Crow Family's right to nominate a director will terminate on the first date Crow Family's beneficial ownership of Common Stock represents less than the lesser of (i) 12.5% of the then outstanding Common Stock or (ii) 50% of the shares of Common Stock owned on the date of execution of the agreement; provided, however, that in no event will the Company be obligated to nominate a Crow Family designee beyond the first date on which the beneficial ownership of shares of Common Stock held by Crow Family represents less than 5% of all then outstanding shares of such class. For purposes of the Stockholders' Agreement, Crow Family's beneficial ownership of Common Stock is defined as all shares of Common Stock owned by Crow Family and those owned by its affiliates (including CFH Trade-Names, L.P. and CFH Capital Resources, L.P.). In connection with any private sale of Common Stock by Crow Family, other than to an affiliate, Crow Family will agree to give the Company 15 days notice prior to effecting such sale.

    Each of Crow Family and the Company has agreed, prior to the fifth anniversary of the Stockholders' Agreement, not to solicit the other's officer-level employees concerning potential employment without prior notice to the other party. In addition, each of Crow Family and the Company has agreed not to hire any employee that was improperly solicited until the earlier of (i) the involuntary termination of such officer-level employee by his/her employer and
(ii) the first anniversary of the last incident of solicitation of such employee in violation of the agreement.

THE KINETIC GROUP

    On January 1, 1997, the Company invested in The Kinetic Group Limited Partnership (the "Kinetic Group"), a Texas limited partnership in which senior executives of Wyndham International, Inc. and affiliates of Crow Family (collectively, the "Wyndham Investors") own a substantial interest. The Kinetic Group operates as an independent third-party contractor to provide certain management information services, telecommunications, and computer hardware and software management and maintenance services. The Wyndham Investors and the Company share equally in all profit distributions of the Kinetic Group. Each of the Company and a subsidiary of Wyndham International, Inc., has entered into a management information system agreement for an initial term of five years with the Kinetic Group to provide these services. As of December 31, 1997, the Company has paid the Kinetic Group approximately $4,135,000 in fees.

RELATIONSHIP WITH DIRECTOR NOMINEES

    On December 1, 1997, the Company obtained a $150 million master line of credit from NationsBank of Texas, N.A., a national banking association (the "NationsBank Facility"). The Company expects to borrow under the NationsBank Facility to finance future strategic acquisitions, fund its co-investment activities and provide the Company with an additional source of working capital. The NationsBank Facility contains various covenants such as the maintenance of minimum equity and liquidity and covenants relating to certain key financial data. The NationsBank facility also includes limitations on payment of cash dividends or other distributions of assets and certain restrictions on investments and acquisitions that can be made by the Company. The covenants contained in the NationsBank Facility and the amount of the Company's other borrowings and contingent liabilities may have the effect of limiting the credit available to the Company under the NationsBank Facility to an amount less than the $150 million commitment. As of December 31, 1997, the Company had not borrowed against the credit facility and the amount available thereunder was approximately $92.5 million. As of March 27, 1998, the Company had borrowed $33.0 million under the NationsBank Facility, including $10.0 million to fund its co-investment activities and $23.0 million for the acquisition of Tooley. The shares of certain wholly-owned subsidiaries having 5% or more of the consolidated assets, revenues or earnings of the Company, and subsidiaries which are engaged primarily in the business of real estate development and ownership, whose assets are not subject to any financing, having more than 5% of the consolidated assets, revenues or earnings of the Company, are pledged as security for this credit facility. James R. Erwin, a Director, is Vice Chairman and Corporate Finance Executive-West for NationsBank Corp. and Vice Chairman and a director of NationsBank of Texas, N.A.

    From time to time the Company has engaged Mr. Moriarty or entities affiliated with Mr. Moriarty to provide certain management consulting services to the Company and its subsidiaries. The aggregate amount of such payments to Mr. Moriarty or his affiliates in 1997 was $98,000.

POLICY WITH RESPECT TO RELATED PARTY TRANSACTIONS

    The Company has implemented a policy requiring any material transaction (or series of related transactions) between the Company and related parties to be approved by a majority of the disinterested directors, upon such Directors' determination that the terms of the transaction are no less favorable to the Company than those that could have been obtained from unrelated third parties. The policy defines a material related party transaction (or series of related transactions) as one involving a purchase, sale, lease or exchange of property or assets or the making of any investment with a value to the Company in excess of $1.0 million or a service agreement (or series of related agreements) with a value in excess of $1.0 million in any fiscal year. There can be no assurance that this policy will always successfully eliminate the influence of conflicts of interest.

                               PERFORMANCE GRAPH

    The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

        1. $100 was invested in the Company's Common Stock, the NYSE Market Index and the Company's Peer Group (as defined below) on November 25, 1997 (the date the Company's Common Stock was first traded on the New York Stock Exchange).

        2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

        3.  Dividends are reinvested on the ex-dividend dates.

    The companies that comprise the Company's Peer Group for purposes of stockholder return comparisons are as follows: CB Commercial Real Estate Services Group, Inc., Grubb & Ellis Company, LaSalle Partners Inc. and Insignia Financial Group, Inc.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TRAMMELL CROW CO        PEER GROUP        BROAD MARKET
11/25/97                   $ 100.00         $ 100.00            $ 100.00
12/31/97                   $ 118.39         $ 104.33            $ 102.52

                                                                                             11/25/97     3/31/97
                                                                                            -----------  ---------
Trammell Crow Company.....................................................................  $    100.00  $  118.39
Peer Group................................................................................       100.00     104.33
NYSE Market Index.........................................................................       100.00     102.52

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership as of March 30, 1998, of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of the shares of Common Stock outstanding; (ii) each director; (iii) each Named Executive Officer; and (iv) directors and executive officers of the Company as a group. Unless otherwise indicated, to the Company's knowledge, each person has sole voting (subject to the terms of the Stockholders' Agreement) and dispositive power over the shares indicated as owned by such person. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.

                                                                                 NUMBER OF      PERCENTAGE OF SHARES
NAME                                                                           SHARES OWNED      BENEFICIALLY OWNED
----------------------------------------------------------------------------  ---------------  ----------------------
Crow Family Partnership, L.P. ..............................................     4,846,830               14.3%
 3200 Trammell Crow Center
 2001 Ross Avenue
 Dallas, Texas 75201
CFH Trade-Names, L.P. ......................................................     2,295,217                6.8
 3200 Trammell Crow Center
 2001 Ross Avenue
 Dallas, Texas 75201
CFH Capital Resources, L.P. ................................................       717,489                2.1
J. McDonald Williams........................................................     1,509,499                4.5
George L. Lippe.............................................................       858,592                2.5
H. Pryor Blackwell..........................................................       716,984                2.1
William F. Concannon........................................................       485,940(1)             1.4
William C. Maddux...........................................................       386,068                1.1
Asuka Nakahara..............................................................       454,636                1.3
Robert E. Sulentic..........................................................       380,106                1.1
Harlan R. Crow .............................................................     7,864,810(2)            23.2
 3200 Trammell Crow Center
 2001 Ross Avenue
 Dallas, Texas 75201
James D. Carreker...........................................................       230,391(3)            *
James R. Erwin..............................................................         7,274(3)            *
Rowland T. Moriarty.........................................................         7,274(3)            *
Jeffery M. Heller...........................................................         5,274(3)            *
Directors, director nominees and executive officers as a group
 (13 persons)...............................................................    13,506,074               39.8%

------------------------

*   Less than 1%.

(1) Includes 456,127 shares held directly by Mr. Concannon and options to acquire 29,813 shares granted under the Assumed Option Plan which are currently exercisable.

(2) Consist of 5,274 shares which may be acquired upon the exercise of options, 4,846,830 shares held by Crow Family Partnership, L.P., 2,295,217 shares held by CFH Trade-Names, L.P., and 717,489 shares held by CFH Capital Resources, L.P. Crow Family, Inc. is an affiliate of all such partnerships. Mr. Crow is a director of Crow Family, Inc. and trustee of certain family trusts which hold a significant equity interest in each such partnership. Mr. Crow disclaims beneficial ownership of all such shares held by such partnerships.

(3) Includes 5,274 shares of Common Stock which may be acquired upon the exercise of options.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 1997, with the exception of: (i) an initial statement of beneficial ownership on Form 3 was filed on behalf of Mr. Erwin in February 1998 due to the election of Mr. Erwin to the Company's board of directors in December 1997, (ii) an initial statement of beneficial ownership on Form 3 was filed on behalf of Mr. Moriarty in February 1998 due to the election of Mr. Moriarty to the Company's board of directors in December 1997 and (iii) a statement of changes in beneficial ownership on Form 4 was filed on behalf of Mr. Williams in February 1998 and disclosed the acquisition by Mr. Williams of 913 shares of Common Stock in December 1997.

               PROPOSAL TWO--SELECTION OF INDEPENDENT ACCOUNTANTS

    On March 10, 1998, the Board of Directors ratified the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending December 31, 1998. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

    If the appointment of Ernst & Young as the Company's independent accountants is not ratified at the Annual Meeting, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of Ernst & Young as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

REQUIRED VOTE AND RECOMMENDATION

    Ratification of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 1998, requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the ratification of Ernst & Young as the Company's independent accountants.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

            PROPOSAL THREE--APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

    There will be presented at the Annual Meeting a proposal to approve the Trammell Crow Company Employee Stock Purchase Plan (the "Plan"). The description set forth below represents a summary of the principal terms and conditions of the Plan and does not purport to be complete. Such description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

GENERAL

    On December 22, 1997, the Company's Board of Directors adopted and approved The Trammell Crow Company Employee Stock Purchase Plan and directed that it be submitted for stockholder approval. A total of 1,000,000 shares of Common Stock are reserved for issuance under the Plan. The purpose of the Plan is to provide employees of the Company who participate in the Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Consequences" below.

ADMINISTRATION

    The Plan will be administered by a committee of the Company's executive officers (the "Benefits Committee") appointed by the Company's Board of Directors. All questions of interpretation of the Plan will be determined by the Committee, whose decisions will be final and binding upon all participants.

ELIGIBILITY

    All employees of the Company (or any of its parent or subsidiary corporations within the meaning of sections 424(e) and (f) of the Code) who have been continually employed for at least ninety (90) days and who are customarily employed at least 20 hours per week and at least 5 months per year shall be eligible to participate in the Plan, subject to certain limitations imposed by
Section 423(b) of the Code. For the initial option period commencing March 1, 1998, an employee need not have been employed for ninety (90) days to be eligible to participate, provided the employee meets the other eligibility requirements and was employed by January 31, 1998. At March 31, 1998, approximately 3,330 employees of the Company and its subsidiaries were eligible to participate in the Plan.

OFFERING DATES

    Under the Plan, the Company will offer to all Eligible Employees the option to purchase shares of Common Stock. Except as otherwise determined by the Committee, these options will be granted on the first day of the first payroll period beginning on or after March 1, 1998 and July 1, 1998, and, thereafter, on the first day of the first payroll period beginning on or after the first day of January and July of each subsequent year (each of which dates is herein referred to as a "date of grant"). The term of each option granted on the first day of the first payroll period beginning on or after March 1, 1998 shall be for a period of approximately four (4) months, ending on the last day of the last payroll period ending on or immediately after June 30, 1998 and the term of each option granted thereafter shall be for a period of approximately six (6) months, ending on the last day of the last payroll period ending on or immediately after June 30 or December 31, as the case may be (each such four (4)-month and six
(6)-month period is herein referred to as an "option period"), which shall begin on a date of grant.

PURCHASE PRICE

    The purchase price per share at which shares of Common Stock will be sold under the Plan will be an amount equal to the lower of 85% of the market value of Common Stock on the date of exercise or the date of grant. The market value of a share of Common Stock on a given date will be the closing sales price of the Common Stock on the New York Stock Exchange on such date. The price per share of Common Stock for the last trade reported by the New York Stock Exchange on March 31, 1998 was $28.50.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares of Common Stock to be purchased under the Plan will be accumulated by payroll deductions during each offering period. The deductions may not exceed: (i) 10% of the participant's eligible compensation during the offering period (which is defined in the Plan to include all wages, salary, commissions, overtime and bonuses) from which the deduction is made; or
(ii) an amount which will result in noncompliance with the limitations described below under "Purchase of Stock; Exercise of Options." Such payroll deductions will be credited to a book entry account for each participant. An employee may discontinue participation in the Plan, but may not otherwise increase or decrease the rate of payroll deductions at any time during the option period.

PURCHASE OF STOCK; EXERCISE OF OPTION

    The maximum number of shares placed under option to a participant in the Plan in any option period will be the lesser of 700 or that number determined by dividing the amount of the participant's total payroll deductions during the option period (and any carryover amounts from the preceding offering period) by the purchase price per share under the Plan. Unless a participant withdraws from the Plan, the participant's option for the purchase of shares will be exercised automatically at the end of each offering period for the maximum number of whole shares at the applicable price. As soon as practicable following the end of each offering period, the Company will cause a certificate to be issued in each participant's name representing the total number of whole shares of Common Stock acquired by the participant through the exercise of the option. Any balance remaining in a participant's account following the exercise of the participant's option in an offering period will be carried over to the next offering period.

    Notwithstanding the foregoing, no Eligible Employee will be permitted to subscribe for shares of Common Stock under the Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of the Company or its subsidiaries, nor will any Eligible Employee be granted an option which would permit the employee to buy pursuant to the Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

WITHDRAWAL

    Any participant may withdraw in whole from the Plan at any time prior to thirty (30) days before the exercise date relating to a particular option period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

CAPITAL CHANGES

    Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Plan.

NONASSIGNABILITY

    Each option will be assignable or transferable only by will or by the laws of descent and distribution and will be exercisable during the optionee's lifetime only by the optionee. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors, in its discretion, may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of the option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of the option grant over the purchase price will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from the date of grant.

    The foregoing brief summary of the effect of federal income taxation upon the participants and the Company with respect to the purchase of shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

REQUIRED VOTE AND RECOMMENDATION

    Approval of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock, present or represented by proxy, and entitled to vote at the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against approval of the Plan, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the Plan. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Unless otherwise instructed on the proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for approval of the Trammell Crow Company Employee Stock Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE TRAMMELL CROW COMPANY EMPLOYEE STOCK PURCHASE PLAN.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

    Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company's 1999 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201 so that the Secretary receives it no later than December 22, 1998.

ANNUAL REPORT

    The Company's Annual Report to stockholders for the fiscal year ended December 31, 1997, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                                          By Order of the Board of Directors,

                                          Derek R. McClain

                                          SECRETARY

                                   EXHIBIT A
                             TRAMMELL CROW COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE. The purpose of the TRAMMELL CROW COMPANY Employee Stock Purchase Plan (the "Plan") is to provide eligible employees with an incentive to advance the interests of TRAMMELL CROW COMPANY (the "Company") by affording an opportunity to purchase stock of the Company at a favorable price.

    2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Benefits Committee of the Company (the "Committee") as appointed by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a participant's option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee may approve the use of a voice response system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

    3. PARTICIPATING COMPANIES. Each present and future parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")) that is eligible by law to participate in the Plan shall be a "Participating Company" during the period that such corporation is such a parent or subsidiary corporation; provided, however, that the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Company's Plan participation. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.

    4. ELIGIBILITY. All employees of the Company and the Participating Companies who have been continually employed by the Company or any Participating Company (including any predecessor entity) for at least ninety (90) days (including any authorized leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2)) as of the applicable date of grant (defined below) and who are customarily employed at least 20 hours per week and at least 5 months per year shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) ("Eligible Employee"). For the initial offering period commencing March 1, 1998, an employee need not have been employed for ninety (90) days to be eligible to participate, provided the employee meets the other eligibility requirements and was employed by January 31, 1998.

    5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed one million (1,000,000) shares of the authorized $.01 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

    6. GRANT OF OPTIONS. (a) GENERAL STATEMENT; "DATE OF GRANT"; "OPTION PERIOD"; "DATE OF EXERCISE". Upon the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on the first day of the first payroll period beginning on or after March 1, 1998 and July 1, 1998, and, thereafter, on the first day of the first payroll period beginning on or after the first day of January and July of each subsequent year (each of which dates is herein referred to as a "date of grant"). The term of each option granted on the first day of the first payroll period beginning on or after March 1, 1998 shall be for a period of approximately four (4) months, ending on the last day of the last payroll period ending on or immediately after June 30, 1998 and the term of each option granted thereafter shall be for a period of approximately six (6) months, ending on the last day of the last payroll period ending on or immediately after June 30 or December 31, as the case may be (each such four (4)-month and six (6)-month period is herein referred to as an "option period"), which shall begin on a date of grant. The last day of each option period is herein referred to as a "date of exercise." The number of shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each participant in accordance with subparagraph 6(b) and the payments made by such participant pursuant to subparagraph 6(f) during the option period and any amount carried forward from the preceding option period pursuant to subparagraph 7(a), divided by the "option price" (defined in subparagraph 7(b)) of the Stock, excluding all fractions; provided, however, that the maximum number of shares that may be subject to any option may not exceed seven hundred (700) (subject to adjustment as provided in paragraph 12).

    (b) ELECTION TO PARTICIPATE; DEDUCTION AUTHORIZATION. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization on a form prepared by the Committee whereby he gives notice of his election to participate in the Plan as of the next following date of grant, and whereby he designates an integral percentage or specific amount (as determined by the Committee) of his "eligible compensation" (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 10% of the amount of eligible compensation from which the deduction is made; or (ii) an amount which will result in noncompliance with the limitations stated in subparagraphs 6(a) or 6(e).

    (c) CHANGES IN PAYROLL AUTHORIZATION. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the option period.

    (d) "ELIGIBLE COMPENSATION" DEFINED. The term "eligible compensation" means the gross (before taxes are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the option period, except that such term shall include elective contributions made on an employee's behalf by the Company or a Participating Company that are not includable in income under
Section 125 or Section 402(e)(3) of the Code. Notwithstanding the foregoing, "eligible compensation" shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code (other than amounts considered as employer contributions under Section 402(e)(3) of the Code) or nonqualified,
(ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code, (iii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture,
(iv) amounts realized as a result of an election described in Section 83(b) of the Code, and (v) any amount realized as a result of a disqualifying disposition within the meaning of Section 421(b) of the Code.

    (e) $25,000 LIMITATION. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).

    (f) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant's elected payroll deductions shall continue. If a participant takes an unpaid leave of absence, then such participant may not make additional contributions under the Plan while on unpaid leave of absence, and the participant's payroll deductions for the applicable option period shall remain subject to the Plan and used to exercise options on the next following date of exercise.

    (g) CONTINUING ELECTION. A participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant prior to any such respective date of grant, shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect for the date of grant for which he made such election to participate. A participant who wants to discontinue participation in the Plan for a subsequent option period shall deliver to the Company a notice of withdrawal, on a form prepared by the Committee, at least thirty (30) days prior to the beginning of the option period.

    7. EXERCISE OF OPTIONS. (a) GENERAL STATEMENT. Each Eligible Employee who is a participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each date of exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the "option price" (as defined in subparagraph 7(b)) whole shares of Stock. Any balance remaining in his account after payment of the purchase price of those whole shares shall be carried forward and used towards the purchase of whole shares in the next following option period.

    (b) "OPTION PRICE" DEFINED. The option price per share of Stock to be paid by each optionee on each exercise of his option shall be an amount equal to the lesser of 85% of the Fair Market Value of the Stock on the date of exercise or on the date of grant. For all purposes under the Plan, the "fair market value" of a share of Stock means, for a particular day:

        (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

        (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

       (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

        (iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

        (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

    (c) DELIVERY OF SHARE CERTIFICATES. As soon as practicable after each date of exercise, the Company shall issue one or more certificates representing the total number of whole shares of Stock respecting exercised options in the aggregate of all of the Eligible Employees hereunder. Any such certificate shall be held by the Company (or its agent) and may be held in street name. If the Company issues a certificate representing the shares of more than one Eligible Employee, the Company shall keep accurate records of the beneficial interests of each Eligible Employee in each such certificate by means of a Company stock account. Each Eligible Employee shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account. A participant may, on the form prescribed by the Committee, request the Company to deliver to such participant a certificate issued in his name representing all or a part of the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. Further, upon the termination of an participant's employment with the Company and its parent or subsidiary corporations for any reason whatsoever, the Company shall deliver to such employee a certificate issued in his name representing the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the employee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (i) a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof or (ii) a divorce. The Committee may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this subparagraph 7(c).

    8. WITHDRAWAL FROM THE PLAN. (a) GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time prior to thirty (30) days before the exercise date relating to a particular option period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

    (b) ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then current option period, but shall be eligible to participate again in the Plan in a subsequent option period (provided that he is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).

    9. TERMINATION OF EMPLOYMENT. If the employment of a participant terminates for any reason whatsoever (including death), his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate.

    10. RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan.

    11. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUES. With respect to shares of Stock subject to an option, a participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued following exercise of his option. With respect to a participant's Stock held by the Company (or its agent) pursuant to subparagraph 7(c), the Company shall, as soon as practicable, pay the participant any cash dividends attributable thereto and facilitate the participant's voting rights attributable thereto.

    12. CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and option price of shares subject to options outstanding under the Plan.

    Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding or the Committee elects to continue the options then outstanding without change, the date of exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

    "Change in Control" means the occurrence of any of the following events:

        (i) The agreement to acquire or tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
    (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

        (ii) Individuals who, as of the date of this Plan, constitute the Board cease for any reason to constitute at least a majority of the Incumbent Board, which shall be defined as the individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

       (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination,
    (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    13. USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant or credited to his account under the Plan.

    14. TERM OF THE PLAN. The Plan shall be effective as of March 1, 1998, provided the Plan is approved by the stockholders of the Company within 12 months of the date of adoption by the Board. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan within 12 months after its adoption by the Board, then the Plan shall automatically terminate.

    15. AMENDMENT OR TERMINATION THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

    16. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

    17. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

    EXECUTED this 1st day of March, 1998.

                                          TRAMMELL CROW COMPANY

                                          By:_________/S/_ASUKA NAKAHARA________

                                          Name:__________Asuka Nakahara_________

                                          Title:  Executive Vice President and
                                               _____Chief Financial Officer_____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.
                                                                Please mark
                                                               your votes as
                                                                indicated in   X
                                                               this example


1. ELECTION OF DIRECTORS: To elect each of George L. Lippe, Rowland T. Moriarty and Robert E. Sulentic to serve as Class I directors for a three year term ending at the Annual Meeting of Stockholders in 2001 and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.

      FOR ALL NOMINEES   WITHHELD FROM                                               MARK HERE
                         ALL NOMINEES   -----------------------------------------   FOR ADDRESS  / /
            / /              / /        For the nominees except as noted above      CHANGE AND
                                                                                     NOTE LEFT


2. To ratify the selection of Ernst & Young L.L.P.         3. To approve the Trammell Crow Company
   as independent accountants for the Company for             Employee Stock Purchase Plan.
   the fiscal year ending December 31, 1998.

            FOR   AGAINST   ABSTAIN                                 FOR   AGAINST   ABSTAIN
            / /     / /       / /                                   / /     / /       / /


                                                           -----
                                                               |
                                                               |



SIGNATURE                                  SIGNATURE                                   DATE
          -------------------------------             -------------------------------       --------
Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.

----------------------------------------------------------------------------------------------------
                                      -FOLD AND DETACH HERE-



                              TRAMMEL CROW COMPANY

                               THIS IS YOUR PROXY


Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Trammell Crow Company for the Annual Meeting of Stockholders to be held on May 21, 1998, at 2:00 p.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201.

Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card above to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.

                             TRAMMELL CROW COMPANY

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

      TRAMMELL CROW COMPANY FOR THE ANNUAL MEETING TO BE HELD MAY 21, 1998


   The undersigned hereby constitutes and appoints each of George L. Lippe and Asuka Nakahara his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Trammell Crow Company held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Trammell Crow Company to be held at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas, on Thursday, May 21, 1998 at 2:00 p.m. local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

   YOU ARE ENCOURAGED TO SPECIFY YOUR VOTE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS WHICH ARE FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND WILL AUTHORIZE THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. PROXIES ARE AUTHORIZED TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING SUCH AS APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE MEETING FOR THE PURPOSE OF OBTAINING ADDITIONAL STOCKHOLDER VOTES.

                                                                     -----------
              CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE
                                                                        SIDE
                       -FOLD AND DETACH HERE-                        -----------